Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Notification from Nasdaq regarding late filing of Form 10-Q

LOS ANGELES – (BUSINESS WIRE) – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association, announced today it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), dated May 28, 2025, informing the Company that it no longer complies with Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) for continued listing on The Nasdaq Capital Market because its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”) was not filed within the time period prescribed by the Securities and Exchange Commission (“SEC”) rules.

Nasdaq’s notice has no immediate effect on the listing or trading of the Company’s shares on the Nasdaq Capital Market, although there can be no assurances that further delays in the filing of the Form 10-Q or the Company’s other SEC reports will not have an impact on the listing or trading of the Company’s common stock.

As previously disclosed on the Company’s Form 12b-25 filed with the SEC on May 16, 2025, the Company has been unable to complete and timely file the Form 10-Q because it requires additional time to determine the value of a Securities Purchase Option Agreement affording the Company the right, subject to certain conditions, to repurchase its Series C Preferred Stock issued to the U.S. Treasury under the Emergency Capital Investment Program.  In addition, the Company requires additional time to address the fair value measurements disclosure. Further, the Company’s independent registered public accounting firm, Crowe LLP, requires additional time to complete its review procedures for the Form 10-Q relating to the Company’s disclosure controls and procedures.

Nasdaq has provided the Company 60 calendar days from May 28, 2025, to submit a plan to regain compliance with Rule 5250(c)(1). If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date, or until November 17, 2025, for filing the Form 10-Q to regain compliance.

The Company expects to file the Form 10-Q as promptly as reasonably practicable and prior to the 60-day deadline for submitting a compliance plan to Nasdaq.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading community-oriented bank in Southern California and in the Washington, D.C. market serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings, and money market accounts, certificates of deposits, and retirement accounts.

Stockholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010 or contact Investor Relations at the phone number or email address below.

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s beliefs and expectations relating to the submission of its plan to regain compliance with Rule 5250(c)(1) and the filing of the Form 10-Q. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this press release. Such risks include, among others, Nasdaq rejecting the Company’s plan to regain compliance or a material delay in the Company’s financial reporting. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com